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                                                                      Exhibit 10

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 21 to the Registration Statement on Form N-4 (Registration Nos. 033-86464 and 811-08862) of our report dated April 27, 2007, relating to the consolidated financial statements of AIG Annuity Insurance Company, and our report dated April 6, 2007, relating to the financial statements and financial highlights of A.G. Separate Account A, which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP
Houston, Texas

April 30, 2007